Exhibit 10.14

AMENDED AND RESTATED RETENTION WARRANTS PLAN

JUMPTV INC.

ARTICLE 1

PURPOSE AND INTERPRETATION

1.1                               Purpose

The purpose of the Retention Warrants Plan (the “Plan”) is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive; (ii) encouraging share ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or a related entity; and (v) attracting new employees, officers, directors and consultants to the Corporation or a related entity.

1.2                               Administration

(a)                                  This Plan will be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than 2 Directors.  If a committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the committee.

(b)                                 Subject to the limitations of this Plan, the Board has the authority: (i) to issue Retention Warrants to purchase Common Shares to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions and conditions, if any, upon such issuances; (iii) to interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules and Regulations relating to this Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority; and (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable.  The Board’s guidelines, rules, Regulations, interpretations and determinations will be conclusive and binding upon all parties.

1.3                               Interpretation

For the purposes of this Plan, the following terms will have the following meanings unless otherwise defined elsewhere in this Plan:

(a)                                  “Blackout Expiry Date” has the meaning set forth in subclause 2.2(a);

(b)                                 “Blackout Period” means the period of time when, pursuant to any self-imposed policies of the Corporation applicable to a Retention Warrant holder, the Retention Warrant holder is prohibited from trading in the Corporation’s securities;

(c)                                  “Board” means the board of directors of the Corporation or a committee thereof appointed in accordance with this Plan;

(d)                                 “Consultant” has the meaning prescribed by National Instrument 45-106 Prospectus and Registration Exemptions (or successor instrument) and, for greater certainty means, for an issuer, a person other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:

(i)                                     is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(ii)                                  provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii)                               spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(e)                                  “Corporation” means JumpTV Inc.;

(f)                                    “Eligible Person” means, subject to the Regulations and to all applicable law:

(i)                                     any employee, officer, director or consultant of (i) the Corporation or (ii) any related entity (and includes any such person who is on a leave of absence authorized by the Board or the board of directors of any related entity) designated as an Eligible Person by the Board; and

(ii)                                  at any time from and after the completion of an initial public offering of the Shares, a Family Trust, Personal Holding Corporation or Retirement Trust, but for greater certainty, shall not be an Eligible Person;

(g)                                 “Exercise Price” means the price at which Shares subject to this Plan can be purchased as determined by the Board in accordance with the Plan;

(h)                                 “Family Trust” means a trust, of which at least one of the trustees is an Eligible Person and the beneficiaries of which are one or more of the Eligible Person and the spouse, minor children and minor grandchildren of the Eligible Person;

(i)                                     “Holding Entity” means a person that is controlled by an individual;

(j)                                     “Insider” means:

(i)                                     an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

(ii)                                  an associate, as defined in the Securities Act (Ontario), of any person who is an Insider by virtue of (i) above;

(k)                                  “Participant” means an Eligible Person to whom or to whose RRSP a Retention Warrant has been granted;

(l)                                     “Permitted Assign” means, for a Participant:

(i)                                     a trustee, custodian or administrator acting on behalf of, or for the benefit of the person,

(ii)                                  a holding entity of the person,

(iii)                               an RRSP or a RRIF of the person,

(iv)                              a spouse of the person,

(v)                                 a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the person,

(vi)                              a holding entity of the spouse of the person, or

(vii)                           an RRSP or a RRIF of the spouse of the person;

(m)                               “Personal Holding Corporation” means a corporation that is controlled by an Eligible Person and the shares of which are beneficially owned by the Eligible Person and the spouse, minor children and minor grandchildren of the Eligible Person;

(n)                                 “Retention Warrant” means a warrant issued by the Corporation pursuant to this Plan to purchase Shares;

(o)                                 “Plan” means this incentive compensation plan providing for the issuance of Retention Warrants to purchase shares, as amended from time to time;

(p)                                 “Regulations” means the regulations made pursuant to this Plan, as same may be amended from time to time;

(q)                                 “Related entity” means any person or company that controls or is controlled by the Corporation or that is controlled by the same person or company that controls the Corporation;

(r)                                    “Retirement Trust” means a trust governed by a registered retirement savings plan or a registered retirement income fund established by and for the benefit of an Eligible Person;

(s)                                  “RRSP” means a registered retirement savings plan as defined in the Income Tax Act (Canada);

(t)                                    “RRIF” means a registered retirement income fund as defined in the Income Tax Act (Canada);

(u)                                 “Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, restricted share plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(v)                                 “Shares” means the common shares of the Corporation or such other class of voting shares of the Corporation for which the common shares may hereafter be converted or exchanged;

(w)                               “Subsidiary” means any corporation that is a subsidiary of the Corporation as defined in the Securities Act (Ontario);

(x)                                   “Termination Date” means the date on which a Participant ceases to be an eligible Person;

(y)                                 “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement  by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing;

(z)                                   “Trustee” means a person appointed by the Board to act in the capacity of trustee for the benefit of the Plan;

(aa)                            “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(bb)                          “U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(cc)                            “Year” means a fiscal year of the Corporation, as determined from time to time by the Board.

Time shall be of the essence with respect to this Plan.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine.

This Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.4                               Numbers

The maximum number of Shares available for issuance pursuant to the exercise of Retention Warrants issued pursuant to the Plan shall be limited to 2,500,000.  For greater certainty, the maximums set out herein shall be exclusive of all issuances of warrants made prior to the coming into effect of this Plan (other than those common share purchase warrants issued by the Corporation pursuant to its acquisition of the Broadband Network Business of XOS Technologies, Inc. or issued pursuant to its acquisition of Cycling Television Limited) as well as any warrants, options, or rights granted under any other security-based incentive compensation plans of the Corporation and such warrants, options or rights, as the case may be, shall not be subject to the terms of this Plan.  No Insiders may be granted Retention Warrants or are otherwise entitled to a benefit under this Plan.

1.5                               Lapsed Retention Warrants

In the event that Retention Warrants issued under this Plan are surrendered in accordance with the provisions of this Plan, terminate or expire without being exercised in whole or in part, the Shares reserved for issuance but not purchased under such lapsed Retention Warrants shall be available for subsequent Retention Warrants to be issued under Plan.

ARTICLE 2

RETENTION WARRANTS PLAN

2.1          Issuance

(a)                                  Subject to the terms of this Plan, the Board will have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set out in this Plan, applicable to the exercise of a Retention Warrant, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of the Retention Warrant, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Shares acquired upon exercise of a Retention Warrant may be forfeited.  An Eligible Person and Eligible Person’s RRSP or RRIF may be issued Retention Warrants on more than one occasion under this Plan.

(b)                                 The effective date of any issuance of Retention Warrants pursuant to this Plan shall be the date on which the Board approves such issuance, whether at a meeting of the Board or by written resolution.

(c)                                  Subject to the Regulations, the aggregate number of securities available for issuance under the Plan to any one Eligible Person and an RRSP or an RRIF of which that person is an annuitant, will be 5% of the Shares outstanding at the time of the grant (on a non-diluted basis).

2.2          Exercise of Retention Warrants

(a)                                  Retention Warrants issued must be exercised no later than 5 years after the date of the issuance or such lesser period as the applicable issuance, the Regulations or the provisions of this Plan may require (the “Expiry Date”): provided, however, in the event that a Retention Warrant is scheduled to expire or terminate during or within 10 business days following a Blackout Period, the Expiry Date shall be the date that is the tenth business day following the date of expiry of the Blackout Period (the “Blackout Expiry Date”).  If a new Blackout Period is imposed prior to the Blackout Expiry Date, the Blackout Expiry Date shall be the date that is the tenth business day following the date of expiry of the new Blackout Period.

(b)                                 The Board may determine when any Retention Warrant will become exercisable and may determine that the Retention Warrant will be exercisable in installments.

(c)                                  No fractional Shares may be issued and the Board may determine the manner in which fractional Share value will be treated.

(d)                                 Not less than 100 Shares may be purchased at one time except where the remainder totals less than 100.

2.3          Exercise Price of Retention Warrants

Subject to the applicable rules of any stock exchange or quotation system on which the Shares may be listed from time to time, the Board will establish the Exercise Price of a Retention Warrant at the time each Retention Warrant is granted on the basis of the closing market price of the Shares on the market with the largest trading volume of the Shares on the last trading date preceding the date of the issuance.  If there is no trading on that date, the Exercise Price of a Retention Warrant will be the average of the bid and ask on the preceding the date of the issuance.  If there is no trading market for the Shares, the Board will in good faith determine the Exercise Price of a Retention Warrant based on the fair market value of the Shares on the date of the issuance.  If the Retention Warrant is to be issued on a pre-determined date in the future, the Exercise Price of a Retention Warrant will be the weighted average trading price, rounding up to the nearest cent, of the Shares on the stock exchange or quotation system upon which any shares of the Corporation are then listed and posted or quoted for trading for the five trading dates preceding the date of the issuance.

2.4          Issuance to Participant’s RRSP or RRIF

Upon written notice from the Participant, any Retention Warrant that might otherwise be issued to that Participant will be issued, in whole or in part, to an RRSP or an RRIF established by and for the sole benefit of the Participant.  The determination of whether and the extent to which a Participant is entitled by applicable tax law to contribute Retention Warrants to the Participant’s RRSP or RRIF shall be the responsibility of the Participant.

2.5          Termination, Retirement, Death or Departure

(a)                                  Subject to subsection (c), if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Retention Warrant held by the Participant, the Participant’s Permitted Assigns, or the Participant’s RRSP or RRIF will cease to be exercisable 90 days after the Termination Date.  If any portion of a Retention Warrant has not vested by the Termination Date, that portion of a Retention Warrant may not under any circumstances be exercised by the Participant’ the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF.  This subsection (a) will apply regardless whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Retention Warrant to vest in the Participant, the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF.

(b)                                 If a Participant dies, the legal representatives of the Participant may exercise the Participant’s Retention Warrants, the Participant’s Permitted Assign’s Retention Warrants and the participant’s RRSP Retention Warrants or RRIF Retention Warrants within 120 days after the date of the participant’s death but only to the extent the Retention Warrants were by their terms exercisable on the date of death.

(c)                                  In the event that a Participant’s employment, consultancy or directorship, as applicable, is terminated by the Corporation for cause (as defined in such Participant’s employment or consulting agreement, as applicable), such Participant’s Retention Warrants and its Permitted Assign’s Retention Warrants, whether vested or otherwise, shall immediately terminate.  Notwithstanding the foregoing or anything to the contrary herein, the Board shall have discretion to permit such Participant and its Permitted Assigns to exercise the vested portion of such Participant’s Retention Warrants (as of the termination date).  The Board shall have a period of 30 days to exercise its discretion to permit the exercise of such Participant’s Retention Warrants and in the event of such exercise of discretion, the Retention Warrants shall be deemed not to have been terminated as of the termination date of the Participant’s employment, consultancy or directorship, as applicable.

2.6          Retention Warrant Agreements

Each Retention Warrant must be confirmed, and will be governed, by an agreement (a “Retention Warrant Agreement”) substantially in the form of Schedule “A” attached hereto (as the same may be amended from time to time by the Regulations) and signed by the Corporation.

2.7          Payment of Retention Warrant Price

Subject to section 2.9, the exercise price of each Share purchased pursuant to the exercise of a Retention Warrant must be paid in full by bank draft or certified cheque at the time of exercise, and upon receipt of payment in full, but subject to the terms of this Plan, the number of Shares in respect of which the Retention Warrant is exercised will be duly issued as fully paid and non-assessable.

2.8          Cashless Exercise

If the Shares are listed and posted for trading on a stock exchange or market, a Participant may elect “cashless” exercise in a notice of exercise if the Shares issuable on exercise are to be immediately sold.  In such case, the Participant will not be required to deliver to the Corporation the certified cheque or bank draft referred to in section 2.7. Instead the following procedure will be followed, as detailed in a Cashless Exercise Instruction Form to be provided by the Corporation and completed by the Participant:

(a)                                  the Participant will instruct a broker selected by the Participant to sell through the exchange or market on which the Shares are listed or quoted the Shares issuable or exercise of a Retention Warrant, as soon as possible and the then applicable bid price of the Shares;

(b)                                 on the settlement date for the trade, the Corporation will direct its registrar and transfer agent to issue a certificate in the name of the broker (or as the broker may otherwise direct) for the number of Shares issued on exercise of the Retention Warrant, against payment by the broker to the Corporation of the exercise price for such Shares; and

(c)                                  the broker will deliver to the Participant the remaining proceeds of sale, net of the brokerage commission.

2.9          Withholding

If the Corporation in its discretion determines that the satisfaction of taxes, including withholding tax, or other withholding liabilities is necessary or desirable in respect of the exercise of any Retention Warrant, the exercise of the Retention Warrant is not effective unless such taxes have been paid or withholdings made to the satisfaction of the Corporation.  At its discretion, the Corporation may require a Participant to pay to the Corporation, in addition to the exercise price for the number of Shares in respect of which the Retention Warrant is exercised, any amount as the Corporation is obliged to remit to the relevant taxing authority in respect to the exercise of the Retention Warrant.  Any such additional payment is due no later than the date on which any amount with respect to the Retention Warrant exercised is required to be included in the gross income of the Participant for tax purposes.  If the Corporation does not withhold any amount from the exercise of the Retention Warrant sufficient to satisfy the withholding obligation of the Corporation, such Participant agrees it will make reimbursement on demand, in cash, for the amount withheld.

ARTICLE 3

GENERAL

3.1          Right to Exercise Retention Warrants in connection with a Proposed Transaction

(a)                                  If there is a Take-over Bid or Issuer Bid (other than a “Normal Course” Issuer Bid) made for all or any of the issued and outstanding Shares, then the Board may, in its sole discretion, by resolution permit any or all unvested Retention Warrants outstanding under the Plan to become immediately exercisable (subject to any limitation the Board of Directors may impose) in order to permit Shares issuable under such Retention Warrants to be tendered to such bid.

(b)                                 There shall be no automatic vesting of unvested Retention Warrants in the event of a Change of Control (as defined below) unless otherwise agreed in a Participant’s employment or consulting agreement; however, the Board may, in its sole discretion, by resolution permit any or all unvested Retention Warrants of any or all Participants outstanding under the Plan to become immediately exercisable (subject to any limitations the Board may impose) in the event of a Change of Control.  For the purposes of this provision , a “Change of Control” will be deemed to have occurred when:

(i)                                     a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Corporation which, together with voting securities of the Corporation already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Corporation (for greater certainty, an initial public offering of the Corporation’s Shares will not constitute a Change of Control).  A person who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as a part of such person’s duties for fully managed accounts, holds or exercises voting power over voting securities of the Corporation, will not, solely by reason thereof, be considered to be a beneficial owner of such voting securities;

(ii)                                  the Corporation agrees to amalgamate, consolidate or merge with another body corporate;

(iii)                               any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding up of the Corporation; or

(iv)                              the Corporation decides to sell, lease, or otherwise dispose of all, or substantially all, of its assets.

All unvested Retention Warrants held by an Eligible Person shall vest immediately in the event that such Eligible Participant’s employment or consultancy is terminated at any time prior to the expiry date of such Retention Warrants by virtue of, or in connection with, a Change of Control, except in the case of termination for cause of such Eligible Participant’s employment or consultancy (in which case such Retention Warrants shall not vest).

3.2          Acceleration or Waiving of Vesting Periods

The Board shall not accelerate or waive vesting periods of any Retention Warrants issuable under the Plan except pursuant to the provisions of this Plan in the case of death, disability, retirement or Change of Control (the “Permitted Grounds”).  If the Board or any committee of the Board accelerates or waives the vesting period for any reason other than the Permitted Grounds, the number of Retention Warrants in respect of which vesting is to be accelerated or waived for purposes other than the Permitted Grounds shall be limited to 10% of the securities authorized for issuance under the Plan.

3.3          Prohibition on Transfer of Retention Warrants

Retention Warrants are personal to each Eligible Person and its Permitted Assigns.  No Eligible Person may deal with any Retention Warrants or any interest in them or Transfer any Retention Warrants now or hereafter held by the Eligible Person except in accordance with the Plan.  A purported Transfer of any Retention Warrants in violation of the Plan will not be valid and the Corporation  shall not issue any Share upon the attempted exercise of improperly Transferred Retention Warrants.

3.4          Prohibition on Transfer of Shares

No Participant will, upon exercise of a Retention Warrant, deal with any Share or any interest in it or Transfer any Share now or hereafter held by the Participant, the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF except in accordance with the Articles of the Corporation.

3.5          Capital Adjustments

If there is any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, consolidation, combination or exchange of shares, or other fundamental corporate change, the Board will make an appropriate substitution or adjustment in (i) the exercise price of any unexercised Retention Warrants under the Plan; (ii) the number or kind of shares or other securities reserved for issuance pursuant to this Plan; and (iii) the purchase price of those shares subject to unexercised Retention Warrants theretofore granted under the Plan, and in the exercise price of those unexercised Retention Warrants; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional Shares.  In the event of the reorganization of the Corporation or the amalgamation or consolidation of the Corporation with another corporation, the Board may make such provision for the protection of the rights of Eligible Persons, Participants and their RRSPs or their RRIFs as the Board in its discretion deems appropriate.  The determination of the Board, as to any adjustment or as to there being no need for adjustment, will be final and binding on all parties.

3.6          Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Eligible Person or Participant, subject to any required regulatory or shareholder approval.

3.7          Amendment and Termination

(a)                                  The Board shall have the power and authority, without notice or shareholder approval, at any time and from time to time, to suspend or terminate the Plan or any Retention Warrant Agreement.  Without limiting the foregoing, the Board shall have the authority to amend the Plan as follows without seeking shareholder approval:

(i)                                     an increase of the limits on the total number of Shares reserved for issuance under the Plan to any one Eligible Person and to an RRSP or an RRIF of which that Eligible Person is an annuitant under section 2.1;

(ii)                                  an amendment to the transferability or assignability of a Retention Warrant including for estate settlement purposes;

(iii)                               as may be necessary to comply with applicable law or the requirements of any applicable regulatory authority or stock exchange;

(iv)                              to correct or rectify any ambiguity, defective provision, error or omission in the Plan or a Retention Warrant Agreement; and

(v)                                 to make any other amendment to the Plan or Retention Warrant Agreement that does not require Shareholder approval by virtue of the provisions of the Plan, applicable laws or relevant regulatory or stock exchange requirements.

(b)                                 No such amendment, suspension or termination of the Plan or any Retention Warrant Agreement as set out in subsection 3.7(a) above shall be made to the extent that such action would adversely affect the existing rights of any Retention Warrant holder under any Retention Warrant Agreement, without the consent of the Retention Warrant holder.

(c)                                  Any amendment of the Plan or any Retention Warrant Agreement in respect of the following shall become effective only upon shareholder approval thereof, such approval to be obtained in accordance with applicable regulatory requirements:

(i)                                     an extension of the term of Retention Warrants beyond the Expiry Date, other than for Retention Warrants held by Insiders;

(ii)                                  an expansion of the scope of persons eligible to participate in the Plan;

(iii)                               changing the terms of a Retention Warrant including, without limitation, any vesting provisions;

(iv)                              to change the provisions relating to the administration of the Plan;

(v)                                 to make capital adjustments to the Exercise Price of the Retention Warrants as provided in section 3.5, hereof;

(vi)                              a reduction in the Exercise Price of the Retention Warrants with respect to any Retention Warrant other than where such reduction would result in the Exercise Price of the Retention Warrants being lower than the price determined for such Retention Warrant pursuant to section 2.3 hereof at the time such Retention Warrant was issued;

(vii)                           an increase in the maximum number of Shares issuable under the Plan;

(viii)                        an increase in the benefits accrued to participants under the Plan; and

(ix)                                a modification in the requirements for participation under the Plan.

(d)                                 If this Plan is terminated pursuant to section 3.7(a) hereof or otherwise, the provision of this Plan and any administrative guidelines, and other rules and Regulations adopted by the Board and in force at the time of this Plan, will continue in effect as long as any Retention Warrants under the Plan or any rights pursuant thereto remain outstanding.  However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or the Retention Warrants it would be entitled to make if the Plan were still in effect.

(e)                                  Where shareholder approval of an amendment is required pursuant to section 3.6(c) above, such shareholder approval may be given by way of confirmation at the next meeting of shareholders after the amendment is made, provided that no Retention Warrants may be exercised pursuant to the amended terms prior thereto.

3.8          Compliance with Legislation

(a)                                  The Board may postpone or adjust any exercise of any Retention Warrants or the issue of any Shares pursuant to this Plan as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of this Plan or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from such registration.  The Corporation is not obligated by any provision of this Plan or any grant hereunder to sell or issue Shares in violation of any applicable law.  In addition, if the Shares are listed on a stock exchange, the Corporation will have no obligation to issue any Shares pursuant to this Plan unless the Shares have been duly listed, upon official notice of issuance, on a stock exchange on which the Shares are listed for trading.

(b)                                 Without limiting the generality of Section 3.8(a), with regard to Participants who are residents of the United States, the Board may administer this Plan in accordance with Rule 701 or Rule 506 of Regulation D under the U.S. Securities Act or otherwise in accordance with the advice of counsel, and in accordance with applicable state securities laws.  Each certificate representing Shares acquired in accordance with this Section 3.8(b) shall bear one or more legends making appropriate reference to the restrictions imposed under applicable securities laws with regard to such Shares.

3.9                               Effective Date

This Plan will become effective immediately upon approval of the Board, subject to any required regulatory and shareholder approval.

3.10        Record Keeping

The Corporation shall maintain a register in which shall be recorded:

(a)                                  the name and address of each Participant in the Plan; and

(b)                                 the number of Retention Warrants issued to a Participant and the number of Retention Warrants outstanding.

RETENTION WARRANTS PLAN

REGULATIONS

1.               In these Regulations, words defined in this Plan and not otherwise defined herein will have the same meaning as set forth in this Plan.

2.               A Participant will cease to be an Eligible Person on the earliest to occur of:

(a)          the date of the Participant’s termination, retirement or cessation of employment with or engagement by the Corporation or any of its related entities;

(b)         the date of the Participant’s death; and

(c)          the date on which the Participant otherwise fails to meet the criteria set forth under the definition of an Eligible Person.

3.               If the legal representative of a Participant who has died exercises the Retention Warrant of the Participant or the Participant’s RRSP or RRIF in accordance with the terms of the Plan, the Corporation will have no obligation to issue the Shares until evidence satisfactory to the Corporation has been provided by the legal representative that the legal representative is entitled to purchase the Shares under this Plan.

Schedule “A” to Retention Warrants Plan

PERSONAL AND CONFIDENTIAL

•, 200•

<<Name and Address of Retention Warrant holder>>

Dear <<First Name>>

The Retention Warrants Plan (the “Plan”) governing the issuance of retention warrants (“Retention Warrants”) to purchase common shares (“Shares”) of JumpTV Inc. (the “Corporation”) permits the board of directors (the “Board”) of the Corporation to issue Retention Warrants to officers, employees and certain others whose contribution to the Corporation are significant.  In recognition of your future and continuing contribution to the Corporation and in order to permit you to share in enhanced value that you will help to create, the Board is pleased to issue you, as of <<Date of Issue>> Retention Warrants to purchase Shares of the Corporation.  This agreement (the “Agreement”) is granted on the basis set out in this letter, and is subject to the Plan.  This Agreement and the Plan are referred to collectively as the “Documents”.  All capitalized terms not otherwise defined are to bear the meaning attributed to them in the Plan, a copy of which is attached hereto as Schedule “A”.

The total number of Shares that you may purchase pursuant to this Agreement is: <<Amount>>

The price you must pay for each Share to be acquired on the exercise of the Retention Warrants is: <<Price>>

Your Retention Warrants will vest and are exercisable in the following manner:

Percentage of Retention Warrants Exercisable
Vesting Date	On or After Vesting Date	Expiry Date

•	•	•

Subject to earlier expiration in accordance with the Documents, your rights to purchase Shares pursuant to this Retention Warrant will expire at 5:00 p.m. on <<ExpiryDate>> (unless such expiration falls within a Blackout Period, in which case the your rights to purchase Shares will expire on the Blackout Expiry Date).

The Retention Warrants may be exercised in whole or in part in respect of vested Retention Warrants at any time prior to expiry of the relevant Retention Warrants.  The Retention Warrants may not be exercised in amounts less than 100 Shares in the case of any one exercise unless that exercise would entirely exhaust the Retention Warrants.

You may exercise your vested Retention Warrants at any time before the Expiry Date, or in the Blackout Expiry Date, as the case may be, by delivering to the Corporation a completed exercise notice (similar to the attached Schedule ‘B”) together with cash or a certified cheque payable to “JumpTV Inc.” in the amount of the total Exercise Price Per Retention Warrant of the number of Shares being purchased.  No fractional Shares will be issued upon exercise of Retention Warrants, and the Corporation will satisfy such fractional interest by paying a cash adjustment in an amount equal to the same fraction of the exercise price.

All decisions made by the Board with regard to any questions arising in connection with the Documents, whether of interpretation or otherwise, will be binding and conclusive on all parties.

This Agreement is personal and may not be sold, pledged, transferred or encumbered in any way.  There are restrictions on the transfer of Shares issued to you pursuant to the Plan.  As well, restrictions apply in connection with cessation of engagement.  Complete details of these restrictions are set out in the Plan.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Please acknowledge your acceptance of this Agreement by signing where indicated below on the enclosed copy of this letter and returning the signed copy to the Corporation, attention Human Resources.  By signing and delivering this copy, you are agreeing to be bound by all terms of the Documents.

Yours truly,

JumpTV Inc.

Per:

Authorized Signing Officer

I have read and agree to be bound by this letter.

Signature:

Date:

Witness:

Witness Name:
(Printed)

Schedule B to Retention Warrants Plan

RETENTION WARRANT EXERCISE NOTICE

To: JumpTV Inc. (the “Corporation”)

The undersigned hereby irrevocably elects to exercise Retention Warrants for the number of common shares in the capital of the Corporation as set forth below:

(a)	number of common shares to be acquired:

(b)	Retention Warrant exercise price per common share:	$

(c)	total purchase price [(a) time (b)]:	$

and hereby tenders to the Corporation cash / a certified cheque (circle one) for the total purchase price for the common shares, and directs the Corporation to register the common shares and issue a certificate therefor, as set forth below:

(Name of Registered Holder — please print)

(Address of Registered Holder — please print)

DATED this                    day of                                           ,                           .

WITNESS:

)
)
)
Signature of Witness	)	(Signature of Retention Warrant Holder)
)
)
	)	(Name of Retention Warrant Holder — please print)